As filed with the Securities and Exchange Commission on July 31, 2003

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEWTEK BUSINESS SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	11-3504638
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Quentin Roosevelt Blvd, Suite 408

Garden City, NY 11530

(Address of Principal Executive Offices)

Newtek Business Services, Inc.

2000 Stock Incentive and Deferred Compensation Plan

(Full title of the Plan)

Barry Sloane

Chairman of the Board and Chief Executive Officer and Secretary

Newtek Business Services, Inc.

100 Quentin Roosevelt Blvd, Suite 408

Garden City, NY 11530

(Name and Address of Agent For Service)

(516) 390-2260

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Matthew Ash, Esquire

Cozen O’Connor

1667 K Street, N.W., Suite 500

Washington, D.C. 20006

(202) 912-4800

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.02 par value	2,000,000 (1)	$5.15 (2)	$10,300,000 (2)	$833.27

(1)	This registration statement is filed to register 2,000,000 additional shares of common stock issuable upon exercise of awards granted or to be granted pursuant to the Newtek Business Services, Inc. 2000 Stock Incentive and Deferred Compensation Plan.
(2)	Under Rule 457(h), the registration fee may be calculated, inter alia, based upon the price at which the options may be exercised. 2,000,000 shares are being registered hereby based upon the average of the high and low selling prices of the common stock of the registrant as reported on The American Stock Exchange on July 28, 2003 of $5.15 per share ($10,300,000 in the aggregate). Therefore, the total amount of the offering being registered herein is $21,887,500.

INTRODUCTORY STATEMENT

This amended registration statement is filed for the purpose of registering 2,000,000 additional shares of common stock, $.02 par value per share (“Common Stock”) of Newtek Business Services, Inc. (‘Newtek”), pursuant to the Newtek Capital Inc. 2000 Stock Incentive and Deferred Compensation Plan, and to report a change of the name of the Plan to “The Newtek Business Services, Inc. 2000 Stock Incentive and Deferred Compensation Plan” (the “Plan”). Registration No. 333-43550 has become effective with respect to the Plan. The contents of such registration statement are incorporated herein by reference pursuant to General Instruction E to form S-8 and are amended by this Post Effective Amendment No. 1 to such registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

The following documents are incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-KSB for the year ended December 31, 2002;

(b)	Current Report on Form 8-K filed January 15, 2003;

(c)	Current Report on Form 8-K filed March 17, 2003;

(d)	Quarterly Report on Form 10-QSB for the Quarter Ended March 31, 2003;

(e)	The description of the Company’s securities contained in the Company’s Registration Statement on Form 8-A dated September 18, 2000.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.

Item 8.    Exhibits

For a list of all exhibits filed or included as part of this Registration Statement, see “Index to Exhibits” at the end of this Registration Statement.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of New York, State of New York, on this 28th day of July 2003.

NEWTEK BUSINESS SERVICES, INC.

By:	/s/ BARRY SLOANE
Barry Sloane, Chairman of the Board, Chief Executive Officer and Secretary (Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of the registrant, hereby severally constitute and appoint Barry Sloane our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said person may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8 relating to the offering of the registrant’s Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said person shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Barry Sloane	Chairman of the Board, Chief Executive Officer and Secretary	July 28, 2003
Barry Sloane

/s/ Jeffrey G. Rubin	President and Director	July 28, 2001
Jeffrey G. Rubin

/s/ Brian A. Wasserman	Treasurer, Chief Financial Officer and Director	July 28, 2003
Brian A. Wasserman

/s/ David Beck	Director	July 28, 2003
David Beck

/s/ Steven A. Shenfeld	Director	July 28, 2003
Steven A. Shenfeld

/s/ Jeffrey M. Schottenstein	Director	July 28, 2003
Jeffrey M. Schottenstein

/s/ Guisseppe Soccodato	Controller and Chief Accounting Officer	July 28, 2003
Giuseppe Soccodato

3

INDEX TO EXHIBITS

Exhibit	Description
4	The Newtek Business Services, Inc. 2000 Stock Incentive and Deferred Compensation Plan, as amended
5	Opinion of Cozen O’Connor
23.1	Consent of Cozen O’Connor (included in Exhibit 5)
23.2	Consent of PriceWaterhouse Coopers LLP
24	Power of Attorney (contained in the signature page to this registration statement)

4